EXHIBIT 10.16


[field for revenue stamp]
revenue stamp (1)


                                                            Milan, July 3, 2000


1) With this private deed (2) FINISOLA SPA, with headquarters in Milan, Via Bistolfi no. 35, registered in the regular section of the corporate register c/o C.C.I.A.A. [Chamber of Commerce for Industry, Agriculture and Handicraft] of Milan [stamp] tax ID number 07487290152 as no. 234927 in the person of its president and CEO, Mr. LUIGI FARE', born in Milan, 02/25/1946 hereby leases to
(2) NUVERA FUEL CELLS EUROPE SPA, with headquarters in Milan, Via Bistolfi no. 35 in the person of its legal representative Mr. FRANCO LADAVAS, born [stamp] tax ID number 12910180152 in Milan, 08/05/1942 who accepts, the real estate unit consisting of OFFICES (309 square meters), LABORATORIES (360 square meters), pertaining COMMON AREAS and OPEN AREAS in MILAN via BISTOLFI no. 35 to be exclusively used for an INDUSTRIAL ESTABLISHMENT to conduct

business which does not entail direct contact with the user and consumer public.
2) The term of the lease is 6 (six) years and --- months.
that is, from 07/01/2000 to 06/30/2006
3)   The annual rent is hereby fixed as 121,000,000 lire + VAT
(one hundred twenty one million)
in addition to --- for expenses and services on account, except for equalization, which will be determined on the basis of the actual expenses, etc. in the amount of


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121,000,000 lire + VAT, to be paid to lessor's domicile
in 4 (four) equal advance installments of 30,250,000 lire + VAT, due 01/01, 04/01, 07/01, 10/1.
4) The lessee formally pledges to accept the conditions set down by lessor except for the provision of art. 10


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Law 392/1978, the supply of heat, and to reimburse all expenses according to local customs and practices. - 5) Failure to pay or partial payment, within the legal terms and conditions, of a rent installment or of the shares of additional costs, as well as a change in the use of the premises, shall ipso jure result in the cancellation of the contract by lessee's action and fault pursuant to art. 1456 Civil Code. -6) Reserved. - 7) Lessor reserves the right not to provide a security service on the janitor's non work days, absence, and vacations and during holidays during the work week, and to eliminate the janitor service, by replacing it with adequate mechanical means. - 8) Reserved.
- 9) Lessee declares that he has examined the entire premises and all of the facilities and that he has found them to be in a well maintained condition according to art. 1575 Civil Code and shall therefore forfeit every right of grievance unless such is produced within eight days of the commencement of the lease, and he pledges not to make any changes to the premises or to the facilities without prior written consent from lessor. All improvements or additions, shall become lessor's property at the termination of the lease, without compensation of any kind, except for lessor's right to demand the premises be restored to their original condition for which lessee is liable and at his expense. - 10) The repairs as per articles 1576 and 1609 Civil Code and every other [repair] relating to the facilities of the rented premises and, more precisely, electrical (bells, wiring, intercom system, etc.), plumbing (faucets, tubs, sinks, pipes, radiators, etc.), frames, rolling gates, Venetian blinds (including belts, rollers, hinges, panes, etc.) are lessee's responsibility. Lessor reserves the right to visit the rented premises or have [them] visited during the lease and to undertake both inside and outside, changes, repairs, facilities, and work in general, without any obligation to compensate even if it takes more than twenty days to perform the work performed and such work is not urgent, the tenant thereby waiving the


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provision of articles 1582, 1583, 1584 Civil Code. - 11) Starting on the day on
which notice is communicated or in the event in which the owner wishes to sell the building or the rented real estate unit, lessee must permit the premises to be visited by applicants from 2:00 pm to 4:00 pm on working Mondays, Wednesdays, and Fridays, under penalty of paying damages. - 12) Where during the lease a part or all of the premises are declared uninhabitable or unsuitable


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to the contractual use, should the contract thereby be terminated, lessor must return only the portion of the rent paid to him in advance proportionate to the loss of use, excluding all other compensation and all reasons for damages, also in the eventuality specified in paragraph 2 of art. 1578 Civil Code. - 13) Lessee is appointed caretaker of the rented premises and expressly releases lessor from all responsibility for direct and indirect damage due to malicious or culpable acts, omissions or negligence by the janitor, tenants or by third parties, and specifically for theft with or without burglary, and for any damage which might occur to the premises due to dampness, water flooding, or seepage, and sewers backing up. Lessor is also released from all responsibility for any shortage or lack of water, gas, or electricity and for failure to supply any of any service, including heat, elevator, and intercom, even if these are due to defective equipment or lateness in repairing same. - 14) For all effects of this contract, including the serving of executions and for the purposes of legal jurisdiction, lessee declares that he has elected domicile, in all cases, at the rented property. - 15) With the exception of the provision as per art. 8 of Law 392/1978, the costs of this contract and any renewal thereof, as well as taxes, stamp surtaxes, and collection and receipt costs, shall be borne by lessee. - 16) Lessee declares that he knows and accepts as an integral part of this contract all of the conditions contained in the "General Regulations for Tenants" (3) of which he has a copy, and those conditions contained in the building's regulations, if any. Infraction of the rules contained in the Regulations, if lessee receives objections [to same] at least twice by registered letter, shall give lessor the right to request cancellation of the contract with all legal consequences. - 17) Reserved. - 18) The parties acknowledge that they hereby exclude any encumbrance of appurtenance or other link between the unit which is the subject of this contract and other premises used as a dwelling or a use other than the one envisioned in other contracts by and between these parties, currently in force or in the future. -

19) If one of the contracting parties has not notified the other of termination via legal document or by certified letter sent by the Post Office 6 (six) months prior to expiration of the lease, although valid for a limited term, the contract will be deemed


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renewed under the same agreements and conditions, except for what is agreed in item 6 concerning the rent amount.
20) This contract is subject to VAT and shall be registered at a fixed rate in case of use.
21) The present contract is understood to be without security deposit.
22) The rent will be updated and adjusted each year based on the annual change in ISTAT index, staring 07/01/2001.
23) Subletting and gratuitous loan for use are permitted if communicated in writing.




[stamp] FINISOLA S.p.A.                  [stamp] NUVERA FUEL CELLS EUROPE S.p.A.


/s/ Luigi Fare                           /s/ Franco Ladavas
--------------------------------        ----------------------------------------
    Luigi Fare                               Franco Ladavas
    President and CEO                        President and CEO
    LESSOR                                   LESSEE


In compliance with articles 1341 and 1342 Civil Code, the parties, by reading each clause and rereading clauses 4, 5, 7, 9, 10, 12, 13, 15, 18, 20,
21, 22, 23 hereby declare their express approval thereof.

[stamp] FINISOLA S.p.A.                  [stamp] NUVERA FUEL CELLS EUROPE S.p.A.


/s/ Luigi Fare                           /s/ Franco Ladavas
--------------------------------        ----------------------------------------
    Luigi Fare                               Franco Ladavas
    President and CEO                        President and CEO
    LESSOR                                   LESSEE


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[notes in left margin]

(1) Cancel prior to signature pursuant to art. 12 Law 10/28/1972 no. 642; for recording, form 69 must also be attached containing the contracting parties' personal and tax particulars and annexed form 8, list of documents (2) Specify personal particulars, tax ID number, and domicile, and in the case of a company, the corporate name, registered office, name of the legal representative, and to the above, place and date of birth (3) By the Milan Real Estate Association registered in Milan 8/1/1973 as no. A/7/1/1980.

[right margin]
Served to the local Highway Patrol authority (Form 11 - Turri) on (date) by


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F I N I S O L A
---------------
ORONZIO DE NORA GROUP


NUVERA FUEL CELLS EUROPE SPA
Via Bistolfi, 35

MILAN

                                                            Milan, July 4, 2000

SUBJECT: Lease contract dated 7/3/2000 regarding the real estate units located in Milan at Via Bistolfi No. 35

     With regard to the referenced contract, an Explanatory Note is annexed hereto having to do with the management of the real estate by FINISOLA S.p.A.-- in particular, with the parameters adopted for determination of the rental rate and the respective General Expenses and for the treatment of Ordinary Maintenance. Said Explanatory Note must be considered an integral part of the lease contract itself. Insofar as Special Maintenance, upon our authorization following your request, it will be performed by us and charged to you at cost plus 10% as an all-inclusive reimbursement of expenses and the respective service, and will be invoiced quarterly and payable when due.

     If you are in agreement with the above, kindly return a countersigned copy hereof in acceptance.

                                           Cordially,

IN ACCEPTANCE                              FINISOLA S.p.A.
  NUVERA FUEL CELLS EUROPE SPA             THE PRESIDENT
       THE PRESIDENT                       /s/ Luigi Fare
       /s/ Franco Ladavas


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Management of industrial real estate used by the Companies belonging to the ODN
Group


Via Bistolfi:
De Nora Impianti S.p.A.
Nuvera Fuel Cells S.p.A.
Norfin S.p.A.
Finisola S.p.A.
Flynor Jet S.p.A.
Oronzio De Nora Foundation

Via dei Canzi:
De Nora Elettrodi S.p.A.
De Nora Impianti S.p.A.
Nuvera Fuel Cells S.p.A.

Cologno Monzese
De Nora Elettrodi S.p.A.

1. Rental rates and general expenses

Finisola, on its own behalf and on the tenants' account, directly manages the aforesaid real estate using its own personnel and/or by availing itself of outside companies. Listed below are the criteria for determination of the payments to be charged to the individual tenants of the lease contracts.

1a. Determination of rental rates

The annual payments shall be established on the basis of the surface area in paved m2 occupied by each individual tenant, and increased on the basis of a percentage of surcharge related to the commercial parts that are non-paved, common areas and accessories (uncovered areas, sheds, warehouses, cafeteria areas, janitorial areas, file rooms, bathroom facilities, corridors and hallways...). Said percentage of surcharge shall be calculated in proportion to the area occupied.

In particular, the total leasable m2 shall be placed in a ratio to the total covered accessories m2 and to the total uncovered m2 with surcharge coefficients (obviously reduced for this last type).

It shall be Finisola's duty to keep the blue prints for the occupied area up-to-date.

Any leasable areas that are not occupied by the individual operating companies shall remain under Finisola's charge insofar as the relative surcharge percentages are concerned.


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1b.  Distribution of Expenses
Two categories of expenses shall be recognized:

A. General Expenses related to the real estate and under the direct control of Finisola. It is noted that any contracts executed with third parties must be transferred to the name of Finisola. Said expenses shall be charged again at cost quarterly on a per share basis payable when due, based on the same criteria referred to under item 1a, unless otherwise indicated. Among these there are:

     o    Finisola's fixed structural cost;

     o MTZ (Management) and ISA (Hygiene Security Environmental) Offices: they shall continue to be controlled by Finisola, which shall furnish their respective services to the other industrial companies;

     o Insurance on real estate: for the part involving the buildings (third-party civil liability, theft, fire); the topic shall be reconsidered in the course of 2001;

     o Heating and air conditioning: with personnel in charge thereof centralized at Finisola;

     o Utilities - water: such utilities shall be registered in Finisola's name for the three industrial sites;

     o Cleaning company: for all the real estate (poss. with invoicing referring to each site);

     o    Guarding and alarms: as above;

     o Janitorial services: Finisola shall only be responsible for via Bistolfi, including the respective employees;

     o Switchboard (with hardware and software): personnel in charge centralized at Finisola;

     o Telephony: centralized and charged to each individual company on a usage basis for fixed telephones, faxes going through the switchboard, Internet lines and data transmission lines;

     o Miscellaneous contracts: elevators, de-ratting, extinguisher maintenance; ...

     o Urban solid waste: the garbage tax and any contracts with AMSA shall be in Finisola's for all three of the sites.

B. The following expenses shall remain the responsibility of the individual companies, in terms of management as well as in bearing the respective costs:

     o Utilities - electricity and methane: for Bistolfi, they shall be in the name of DNI, while for Canzi and Cologno, they shall be the name of DNE. Said costs shall be charged to the companies using them at each site based on the area occupied, as reported by Finisola;

     o Cafeteria: De Nora Elettrodi shall manage the contract with the other party; thus different invoices shall be issued in the name of the individual companies (current criteria);

     o Janitorial: De Nora Elettrodi shall only be responsible for via dei Canzi, including the respective employees, and shall bill the expenses;

     o Telephony: contracts for cellular phones, telephone and fax lines not going through the switchboard shall remain under the charge of the company using them;

     o Special waste: every company that produces industrial and laboratory waste must have its own listing in a waste loading/unloading registry (Bistolfi: DNI, DNFC; Canzi: DNE, DNFC, DNI; Cologno: DNE); said activity shall be assisted by Finisola (ISA).

All the reimbursements referred to hereinabove are to be understood as being invoiced quarterly.


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2.  Maintenance

All the maintenance operations, whether of a regular or special nature, with regard to the three industrial sites in Milan: via Bistolfi, via dei Canzi and Cologno Monzese must go through Finisola. In order to aid the operating companies, Finisola will handle outside companies: requesting and approving estimates, coordinating the work, its execution, as well as supervising the same. Finisola - the MTZ + ISA office - with the cooperation of those in charge at the individual companies, acts as the party responsible for obtaining and maintaining permits and licenses such as: against industrial accidents, against fire, approval of electrical equipment, ASL certifications, waste standards....

2.1  Regular Maintenance

The operations in question shall be performed by Finisola, following a request to be forwarded to Finisola by the specific company lessee. After approving the request for an operation, the cost of the work shall be charged to the requesting company under the following terms:

a. the amount will not be calculated if the work is carried out solely with Finisola personnel because it is already included in the charge for general expenses under the structural costs;

b. on the other hand, if it is carried out with the utilization of outside resources (materials and labor), these shall be charged at cost plus 10% with the respective quarterly invoice.

Operations in the common areas and accessories shall be managed by Finisola and shall follow the same treatment set forth hereinabove.